                                                                  Exhibit 24.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-98101, 2-97465 and 33-11253) pertaining to the Incentive Stock Option and Restricted Stock Plans of Grey Advertising Inc. of our report dated February 7, 1996 on the consolidated financial statements of Grey Advertising Inc. and consolidated subsidiary companies included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                      ERNST & YOUNG LLP

New York, New York
March 29, 1996